Exhibit 99.1

Ivanhoe Energy provides update on initiatives to obtain additional financing and the status of the interest payment on convertible debentures

VANCOUVER, Jan. 28, 2015 /CNW/ - Ivanhoe Energy Inc. (TSX: IE; NASDAQ: IVAN) (TSX: IE.DB) today announced that the company continues to be actively engaged in discussions with various stakeholders to recapitalize the company. Strategic and financial alternatives under consideration are focused on relieving the financial burden of the company's current debt structure and obtaining additional financing necessary to fund ongoing operations. There can be no assurance that the current process will result in a transaction or, if a transaction is undertaken, that it will be successfully concluded in a timely manner or at all.

The company announced on December 12, 2014 that it did not expect to make the cash interest payment (approx. C$2.1 million / US$1.8 million) due on December 31, 2014 in respect of its outstanding 5.75% convertible unsecured subordinated debentures. To date, the company has not made the interest payment and does not expect to do so by January 30, 2015, the date upon which the failure to make the payment will constitute an event of default under the terms of the debentures. To date, the company has not received a notice of default from the debenture trustee. However, there can be no assurance that such notice will not be given by the trustee.

Ivanhoe Energy is an independent international heavy-oil exploration and development company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy-oil upgrading process (HTL®). Core operations are in Canada, the United States and Ecuador, with business development opportunities worldwide. For more information about Ivanhoe Energy Inc., please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to the potential for commercialization and future application of the heavy oil upgrading technology and other technologies, statements relating to the continued advancement of Ivanhoe Energy's projects, statements relating to the timing and amount of proceeds of agreed upon and contemplated disposition transactions, statements relating to anticipated capital expenditures, statements relating to the timing and success of regulatory review applications, and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements. Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, new product development will not proceed as planned, the HTL® technology to upgrade bitumen and heavy oil may not be commercially viable, geological conditions in reservoirs may not result in commercial levels of oil and gas production, the availability of drilling rigs and other support services, uncertainties about the estimates of reserves, the risk associated with doing business in foreign countries, environmental risks, changes in product prices, our ability to raise capital as and when required, our ability to complete agreed upon and planned asset dispositions, competition and other risks disclosed in Ivanhoe Energy's 2013 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

SOURCE Ivanhoe Energy Inc.

%CIK: 0001106935

For further information: Investors: Bill Trenaman, +1.604.331.9834; Media: Bob Williamson, +1.604.512.4856

CO: Ivanhoe Energy Inc.

CNW 17:30e 28-JAN-15